UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On March 26, 2008, the Company issued a press release announcing its plans to make two separate public offerings. The Company plans one public offering to consist of 3,000,000 shares of its Series E cumulative convertible preferred shares with a grant to the underwriters of an over-allotment option to purchase an additional 450,000 shares of the Company’s Series E cumulative convertible preferred shares. The Company plans the other public offering to consist of 1,500,000 newly issued common shares with a grant to the underwriters of an over-allotment option to purchase an additional 225,000 shares of newly issued common shares.
     At the time of the announcement, the Company filed a preliminary prospectus supplement with the Securities and Exchange Commission in connection with each of the proposed offerings. Each supplement includes the recent developments described below.
Recent Developments
     The following are principal recent developments of the Company since January 1, 2008:
     Debt Financing
          On January 11, 2008, the Company obtained a $17.5 million non-recourse mortgage loan maturing on February 1, 2018 and secured by a theatre property located in Garland, Texas, which bears interest at 6.19% per year, and requires monthly principal and interest payments of $127 thousand and a final principal payment at maturity of $11.6 million.
          On March 13, 2008, the Company’s subsidiary VinREIT, LLC entered into a $65.0 million term loan and revolving credit facility with Bank of the West and various lenders. The credit facility is evidenced by a Credit Agreement dated as of March 4, 2008 and includes pricing of LIBOR plus 1.5% on loans advanced against real property and LIBOR plus 1.75% on loans advanced against fixtures and equipment. The Credit Agreement provides for an aggregate advance rate of 65% based on the lesser of cost or appraised value. Term loans against real property may be drawn on through March 14, 2010. These loans are amortized over a 25-year period and mature on the earlier of ten years after disbursement or the maturity of the related real property lease. The equipment and fixture loans have a maturity date that is the earlier of ten years or the maturity of the related lease and require full principal amortization over the term of the loan. The Credit Agreement contains an accordion feature whereby, subject to lender approval, VinREIT, LLC may obtain additional revolving credit and term loan commitments in an aggregate principal amount not to exceed $35.0 million. The Credit Agreement is secured by the existing and future personal property of VinREIT, LLC, and is jointly and severally guaranteed by two wholly-owned subsidiaries of VinREIT, LLC, Havens VinREIT, LLC and Duncan Peak VinREIT LLC. Each of these subsidiaries granted a lien on its existing real estate and its existing and future personal property to secure its guaranty. The initial disbursement under the Credit Agreement consisted of two term loans in the aggregate principal amount of approximately $9.5 million with maturity dates of December 1, 2017 and March 13, 2018, respectively, and the Company simultaneously entered into interest rate swap agreements that fixed the interest rates at an average of 5.52%. On March 24, 2007, the Company obtained $3.2 million of equipment loans that mature on December 1, 2017. Other wholly-owned subsidiaries of VinREIT, LLC may subsequently become eligible to join in the credit facility as secured guarantors, thus facilitating credit extensions under the Credit Agreement.
          The net proceeds from the above-referenced loans were used to pay down outstanding indebtedness under the Company’s unsecured revolving credit facility.
     Investments
          As previously announced, on October 30, 2007, the Company acquired, through its wholly-owned subsidiary, EPT Schoolhouse, LLC (“EPT Schoolhouse”), a 50% ownership interest in JERIT CS Fund I (“CS Fund I”) for $39.3 million. CS Fund I currently owns 12 public charter school properties located in Nevada, Arizona, Ohio, Georgia, Missouri, Michigan, Florida and Washington D.C. and leases them under a long-term triple net master lease. The Company’s partner in CS Fund I is JERIT CS Fund I Member (“JERIT Fund Member”). On March 25, 2008, EPT Schoolhouse entered into a membership purchase agreement with JERIT Fund Member, pursuant to which EPT Schoolhouse will purchase all of JERIT Fund Member’s 50% ownership interest in CS Fund I for approximately $39.5 million. Upon completion of this transaction, CS Fund I will become a wholly-owned subsidiary of the Company. The member purchase agreement provides that EPT Schoolhouse shall pay JERIT Fund Member a monthly asset management fee of 1.875% of the monthly rent for the public charter school properties, for the six month period following the closing. The membership purchase agreement also contains an option pursuant to which JERIT Fund Member may re-acquire its 50% interest in CS Fund I within six months after the acquisition of such interest by EPT Schoolhouse. The Company anticipates that the acquisition of JERIT Fund Member’s 50% interest in CS Fund I by EPT Schoolhouse will be completed in early April; however, the Company cannot assure you that this transaction will be completed or completed for the amount or on the terms summarized above. Depending on the timing of the acquisition, the Company may finance the purchase price with a portion of the proceeds from either or both offerings, or the Company may finance the purchase price with borrowings under the unsecured revolving credit facility which would be repaid using a portion of the proceeds from either or both offerings.
          CS Fund I currently has an option to purchase an additional $120 million of public charter school properties, of which $60 million of properties would be scheduled to close within the next 60 to 90 days if such option is exercised. The Company cannot offer any assurance that this option will be exercised or as to the timing or terms of the transaction or that the transaction will be completed.
Item 8.01. Other Events.
     On March 26, 2008, the Company issued a press release announcing its plans to make two separate public offerings. The Company plans one public offering to consist of 3,000,000 shares of its Series E cumulative convertible preferred shares with a grant to the underwriters of an over-allotment option to purchase an additional 450,000 shares of the Company’s Series E cumulative convertible preferred shares. The Company plans the other public offering to consist of 1,500,000 million newly issued common shares with a grant to the underwriters of an over-allotment option to purchase an additional 225,000 shares of newly issued common shares. These offerings will be made under an automatic “shelf” registration statement filed pursuant to the Securities Act of 1933, as amended, and previously declared effective by the SEC. The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.
WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE PREFERRED SHARES OR COMMON SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
Item 9.01 Financial Statements and Exhibits.

Number	Description

99.1	Press Release dated March 26, 2008 issued by Entertainment Properties Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
	Name:	Mark A. Peterson
	Title:	Vice President, Treasurer and Chief Financial Officer

Date: March 27, 2008

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated March 26, 2008 issued by Entertainment Properties Trust